Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2/A of PowerRaise Inc, of our report dated November 9, 2006 on our audit of the restated financial statements of PowerRaise Inc as of December 31, 2005 and the related restated statements of operations, stockholders' equity and cash flows for the period then ended, and of our report dated December 13, 2006 on our review of the financials statements of PowerRaise Inc as of September 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
December 15, 2006




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